INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Spec's Music, Inc. on Form S-8 of our report dated October 18, 1996, appearing in the Annual Report on Form 10-K of Spec's Music, Inc. for the year ended July 31, 1996.


/s/ DELOITTE & TOUCHE LLP
--------------------------------
DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
December 2, 1996